Exhibit 99.1

VOTING INSTRUCTIONS:

Internet

www.cesvote.com

–	Go to the website address listed above.
–	Have your proxy card ready.
–	Follow the simple instructions that appear on your computer screen.

Telephone

Toll free: 1-888-693-8683

–	Use any touch tone telephone.
–	Have your proxy card ready.
–	Follow the simple recorded instructions.

Mail

–	Mark, sign and date your proxy card.
–	Detach your proxy card.
–	Return your proxy card in the postage paid envelope provided.

PLEASE VOTE PROMPTLY

DETACH CARD

PROXY

                                             SPECIAL MEETING OF STOCKHOLDERS

            , 2005

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby with respect to all shares of common stock of MCI, Inc. (the “Company”) which the undersigned may be entitled to vote, revokes all prior proxies and constitutes and appoints Anastasia D. Kelly and Jennifer C. McGarey, and each of them, with full power of substitution, the true and lawful attorneys-in-fact, agents and proxies of the undersigned to vote at the Special Meeting of Stockholders of the Company, to be held on [            ], 2005, commencing at [            ] local time, at MCI, Inc., Corporate Headquarters, 22001 Loudoun County Parkway Ashburn, Virginia and at any and all adjournments or postponements thereof, according to the number of votes which the undersigned would possess if personally present, for the purposes of (a) considering and taking action upon the matters listed below, as more fully set forth in the Proxy Statement and Prospectus of the Company dated [            ], 2005, receipt of which is hereby acknowledged and (b) in their discretion, on all other matters incident to the conduct of the meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO INSTRUCTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE PROPOSALS.

SEE REVERSE SIDE

2005 Special Meeting of Stockholders

Admission Ticket

Day, Date & Time

MCI, Inc.

Corporate Headquarters

22001 Loudoun County Parkway

Ashburn, Virginia, 20147

Your vote is important.

Please vote today.

DETACH PROXY CARD HERE IF YOU ARE NOT VOTING BY TELEPHONE OR INTERNET

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1 AND 2.

1. Adopt and approve the Agreement and Plan of Merger, dated as of February 14, 2005, among Verizon Communications Inc., Eli Acquisition, LLC and MCI, Inc., as amended as of March 4, 2005, March 29, 2005, and May 1, 2005 and as may be amended from time to time and approve the merger contemplated by the merger agreement.	FOR ☐	AGAINST ☐	ABSTAIN ☐

2. In their discretion with respect to a postponement or adjournment to permit further solicitation of proxies for the merger.	FOR ☐	AGAINST ☐	ABSTAIN ☐

Please sign exactly as name(s) appear on this proxy. When shares are held by joint tenants, both should sign. When signing as attorney-in-fact, executor, administrator, personal representative, trustee or guardian, please give full title as such. If a corporation, please sign by an authorized officer, with title and full corporate name. If a partnership, please sign in partnership name by authorized person.

DATED 2005

Signature of Stockholder

Signature (if held jointly)

Title/Authority